UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2009, Bioanaltytical Systems, Inc. (the "Company") received a letter from the NASDAQ Listing Qualification Department (the "Letter") stating that the Company’s application to transfer its common shares to the Capital Market has been approved.   The transfer will occur on November 20, 2009.

The Company had previously been informed by the NASDAQ Stock Market that it did not meet minimum market value of publicly held shares and minimum bid price per share requirements.  As a result of an increase in the market value of its stock, and lower minimum market value of publicly held shares for the Capital Market, the Company is now in compliance with the Capital Market requirements.

On November 19, 2009 the Company issued a press release announcing receipt of the Letter.  A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

99.1     Bioanalytical Systems, Inc. press release, issued November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: November 19, 2009	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued November 19, 2009.